                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

             CITIGROUP INC.                       CITIGROUP FUNDING INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED   (EXACT NAME OF REGISTRANT AS SPECIFIED
             IN ITS CHARTER)                          IN ITS CHARTER)

                DELAWARE                                 DELAWARE
         (STATE OF INCORPORATION                  (STATE OF INCORPORATION
            OR ORGANIZATION)                         OR ORGANIZATION)

               52-1568099                               42-1658283
  (I.R.S. EMPLOYER IDENTIFICATION NO.)     (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                 399 Park Avenue
                            New York, New York 10043
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

    If this form relates to the              If this form relates to the
    registration of a class of               registration of a class of
    securities pursuant to Section           securities pursuant to Section
    12(b) of the Exchange Act and is         12(g) of the Exchange Act and is
    effective pursuant to General            effective pursuant to General
    Instruction A.(c), please check          Instruction A.(d), please check
    the following box.          [ ]          the following box.         [X]

Securities Act registration statement file numbers to which this form relates:
333-132370; 333-132370-01
                         (IF APPLICABLE)

Securities to be registered pursuant to Section 12(b) of the Act:

                                      None
                                (TITLE OF CLASS)

Securities to be registered pursuant to Section 12(g) of the Act:

             TITLE OF EACH CLASS            NAME OF EACH EXCHANGE ON WHICH
             TO BE SO REGISTERED            EACH CLASS IS TO BE REGISTERED
             -------------------            ------------------------------
Principal-Protected Equity Linked Notes        The NASDAQ National Market
Based Upon the Nasdaq-100 Index(R) Due
2009

ITEM 1. DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

            For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Debt Securities" on pages 8 through 20 of Citigroup Funding Inc.'s Prospectus dated March 10, 2006 (Registration Nos. 333-132370; 333-132370-01), as supplemented by the information under the headings "Summary Information -- Q&A," "Risk Factors Relating to the Notes" and "Description of the Notes" on pages S-2 through S-5, S-6 through S-9 and S-10 through S-14, respectively, of the Registrants' related preliminary Prospectus Supplement, Subject to Completion, dated March 22, 2006, which information is incorporated herein by reference and made part of this registration statement in its entirety. The description of the Notes contained in the final Prospectus Supplement and Prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the Notes, is deemed to be incorporated herein by reference and made part of this registration statement in its entirety.

ITEM 2. EXHIBITS.

            99 (A). Prospectus dated March 10, 2006, incorporated by reference to the Registrants' automatic shelf registration statement on Form S-3 filed on March 10, 2006 (Registration Nos. 333-132370; 333-132370-01) (the "Registration
Statement").

            99 (B). Preliminary Prospectus Supplement describing the Principal-Protected Equity Linked Notes Based Upon the Nasdaq-100 Index(R) Due 2009, Subject to Completion, dated March 22, 2006, incorporated by reference to the Registrants' filing under Rule 424(b)(2) dated March 23, 2006.

            99 (C). Form of Note.

            99 (D). Senior Debt Indenture among the Registrants and The Bank of New York, dated as of June 1, 2005, incorporated by reference to Exhibit 4(a) of the Registration Statement.



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
                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        Citigroup Inc.
                                                (REGISTRANT)

                                        By:    /s/ Charles E. Wainhouse
                                            -----------------------------------
                                            Name:  Charles E. Wainhouse
                                            Title: Assistant Treasurer



                                        Citigroup Funding Inc.
                                                (REGISTRANT)

                                        By:    /s/ Geoffrey S. Richards
                                            -----------------------------------
                                            Name:  Geoffrey S. Richards
                                            Title: Vice President and Assistant
                                                   Treasurer


Date: April 20, 2006



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                                INDEX TO EXHIBITS

Exhibit No.                                        Exhibit
-----------                                        -------
99 (A).                      Prospectus dated March 10, 2006, incorporated by
                             reference to the Registration Statement.

99 (B).                      Preliminary Prospectus Supplement describing the
                             Principal-Protected Equity Linked Notes Based Upon the Nasdaq-100 Index(R) Due 2009, Subject to
                             Completion, dated March 22, 2006, incorporated by reference to the Registrants' filing under Rule
                             424(b)(2) dated March 23, 2006.

99 (C).                      Form of Note.

99 (D).                      Senior Debt Indenture among the Registrants and The
                             Bank of New York, dated as of June 1, 2005, incorporated by reference to Exhibit 4(a) of the Registration Statement.




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